UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) July 25, 2007 (July 19, 2007)

Travelport Limited

(Exact name of Registrant as specified in its charter)

Bermuda	333-141714	98-0505100
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification Number)

400 Interpace Parkway
Building A
Parsippany, NJ 07054
(Address of principal executive office)

Registrant’s telephone number, including area code  (973) 939-1000

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 19, 2007, our Board of Directors approved the Travelport 2007 Supplemental Profit Sharing Plan (the “Profit Sharing Plan”).  The Profit Sharing Plan provides for management profit sharing bonus payments aggregating 25% of the amount by which adjusted EBITDA exceeds a certain threshold for 2007.  The payments shall be made in the form of cash or equity issued by Travelport’s ultimate parent company, as set forth in the Profit Sharing Plan.  A form of the Profit Sharing Plan is attached hereto as Exhibit 10.1 and is incorporated by reference herein.

Item 8.01                                 Other Events.

On July 19, 2007, we announced the pricing of the previously announced initial public offering (the “IPO”) of approximately 40% of the outstanding common stock (34,000,000 shares) of our wholly owned subsidiary, Orbitz Worldwide, Inc.  On July 25, 2007, the IPO was closed.  Orbitz Worldwide used the net proceeds from the offering plus approximately $530 million of borrowings under its new senior secured credit agreement to repay indebtedness it owed to Travelport and, immediately prior to the IPO, paid a dividend to Travelport.  Travelport used the proceeds and the dividend to repay approximately $1 billion of indebtedness outstanding under its credit facilities.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01                                 Financial Statements and Exhibits.

(d)  Exhibits.

The following exhibits are filed as part of this report:

Exhibit No.	Description

10.1	Form of Travelport 2007 Supplemental Profit Sharing Plan.
99.1	Press Release dated July 19, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELPORT LIMITED

By:	/s/ Eric J. Bock
Eric J. Bock
Executive Vice President, General Counsel and Corporate Secretary

Date: July 25, 2007

TRAVELPORT LIMITED
CURRENT REPORT ON FORM 8-K
Report Dated July 25, 2007 (July 19, 2007)

EXHIBIT INDEX

10.1	Form of Travelport 2007 Supplemental Profit Sharing Plan.
99.1	Press Release dated July 19, 2007.